UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street Suite 2000 Tysons, Virginia		22102-5151
(Address of Principal Executive Offices)		(Zip Code)

(703) 873-6600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 10, 2019, TEGNA Inc. (the “Company”) announced that it has entered into definitive agreements to acquire each of (i) WBNS TV, Inc. (“WBNS”), the owner of WBNS-TV, the CBS broadcast affiliate in Columbus, OH, (ii) VideoIndiana, Inc. (“VideoIndiana”), the owner of WTHR, the NBC broadcast affiliate, and WALV-CD, the MeTV broadcast affiliate, each located in Indianapolis, IN, and (iii) RadiOhio Incorporated (“RadiOhio”), the owner of radio broadcast stations WBNS (AM), WBNS-FM and the Ohio News Network (ONN), each located in Columbus, OH (collectively, the “Stations”) for cash consideration of $535 million, subject to customary purchase price adjustments (collectively, the “Transactions”).

Under the terms of the stock purchase agreement for WBNS (the “WBNS Purchase Agreement”), the Company will acquire all of the issued and outstanding shares of capital stock of WBNS from the stockholders named therein.

Under the terms of the stock purchase agreement for VideoIndiana (the “VideoIndiana Purchase Agreement”), the Company will acquire all of the issued and outstanding shares of capital stock of VideoIndiana from the stockholders named therein.

Under the terms of the agreement and plan of merger for RadiOhio (the “RadiOhio Merger Agreement”, and together with the WBNS Purchase Agreement and the VideoIndiana Purchase Agreement, the “Purchase Agreements”), the Company will acquire all of the issued and outstanding shares of capital stock of RadiOhio pursuant to the merger.

The Transactions are subject to approvals from the Antitrust Division of the U.S. Department of Justice and the Federal Communications Commission and customary closing conditions. The consummation of each of the Transactions is cross conditioned on the closing of each of the other Transactions. The Transactions are expected to be completed in the fourth quarter of 2019.

The description of the Transactions and the Purchase Agreements contained herein are qualified in their entirety by reference to each Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

On June 11, 2019, the Company issued a press release announcing the Transactions, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of TEGNA Inc., dated June 11, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.

By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President, General Counsel and Secretary

Date: June 14, 2019